Exhibit 99.1

GENESCO ANNOUNCES DEFINITIVE AGREEMENT
FOR THE SALE OF LIDS SPORTS GROUP AND
$125 MILLION SHARE REPURCHASE AUTHORIZATION
-- FanzzLids Holdings to Acquire Lids Sports Group for $100 million in Cash--

NASHVILLE, Tenn., Dec. 14, 2018 -- Genesco Inc. (NYSE:GCO) announced today that the Company has entered into a definitive agreement for the sale of the Lids Sports Group for $100 million in cash subject to adjustment for a normalized level of working capital to FanzzLids Holdings, a holding company controlled and operated by affiliates of Ames Watson Capital, LLC. Ames Watson is the owner of Fanzz, a specialty retailer of officially licensed sports apparel. Fanatics Inc., a leader in sports licensing and ecommerce, will make a minority investment in FanzzLids Holdings in connection with entering into a commercial arrangement with that holding company. The transaction, which is subject to customary closing conditions, is currently expected to be completed at the end of Genesco’s current fiscal year.

Genesco Chairman, President and Chief Executive Officer Robert J. Dennis said, “We are pleased to have reached an agreement to sell the Lids Sports Group to a buyer with experience in the licensed sports industry. Under new ownership, the very talented team at Lids will continue to have the opportunity to realize the potential in this business. We look forward to closing the transaction and devoting the full attention of Genesco’s management team to the opportunities we see in a footwear-focused company.”

Genesco expects that cash proceeds net of taxes and transaction-related costs, including a tax benefit estimated at approximately $29 million, will be used to repurchase shares of the Company’s common stock.

The Company also announced that its board of directors has increased the Company’s existing authorization to repurchase common stock to $125 million. The number of shares to be repurchased and the manner and timing of purchases will be determined by the Company’s management.

PJ SOLOMON served as financial advisor and Bass, Berry & Sims PLC acted as legal advisor to Genesco with respect to the transaction.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that the Company or its management believes or anticipates may occur in the future, including the closing of the transaction, the amount of net proceeds and the use of all or a portion of any proceeds. All forward-looking statements are based upon the Company’s current expectations, various assumptions, and data available from third parties. The Company’s expectations and assumptions are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including: the possibility that the transaction will not close or that the closing may be delayed; the potential for litigation or governmental investigations relating to the transaction; the occurrence of events, changes or circumstances that could give rise to the termination of the definitive agreement; potential adverse reactions or changes to business or employee relationships, including those resulting

Exhibit 99.1

from the announcement of the transaction; the risk that the financing required to fund the transaction becomes unavailable; completing the transaction may distract the Company’s management from other important matters; and the other factors discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018 and in the Company’s other filings with the Securities and Exchange Commission which are available at http://sec.gov. Share repurchases pursuant to the authorization announced in this release are subject to the Company’s alternative uses of capital and prevailing financial, market, and industry conditions. The authorization does not require that the Company repurchase a specific dollar value or number of shares and may be modified, extended, or terminated by the board of directors at any time.
The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company assumes no obligation to update any such statement.